Exhibit 99.1

Aterian Issues Statement on Inaccurate and Misleading Report by Culper Research

NEW YORK, May 5, 2021 — Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today issued the following statement in response to a report issued on May 4, 2021, by self-proclaimed short seller Culper Research:

A recent report by Culper Research contains numerous false and misleading statements about our company. It seems clear to us that this report is an attempt by a short seller to negatively impact and manipulate Aterian’s share price solely for its own benefit. We caution shareholders from making investment decisions based on this report.

We are proud of our track record of building and acquiring brands, our successful M&A strategy, our proprietary AIMEE platform and our financial performance. The report contains many mischaracterizations and factual inaccuracies regarding our Company, including but not limited to those addressed below:

Healing Solutions Revenue. Our investment thesis for the Healing Solutions acquisition excluded revenue from hand sanitizer products, as we had previously announced at closing. Our purchase agreement, which was filed with the SEC and is readily available to all shareholders, stated that hand sanitizers were deemed to be “Excluded SKU Inventory” which we were given the option to purchase. Furthermore hand sanitizer products represented approximately $11 million in net revenue for 2020 for Healing Solutions rather than the $40.2 million claimed by the short seller. We remain excited about and focused on the core opportunity with Healing Solutions moving forward.

Technology. Aterian has developed a leading technology-enabled software platform, AIMEE, that together with the Company’s dedicated and talented team, continues to drive strong financial and operational performance for our business. The significant investments that we have made in AIMEE over the past seven years have allowed the Company to reduce its ratio of fixed costs as a percentage of revenue from 44% in 2016 to 12.8% in 2020, and increase its revenue per employee from $0.3 million in 2016 to $1.2 million in 2020.

Business Performance. Over the past seven years, we have established a strong track record of organically launching and scaling brands and products. By relentlessly focusing on growth while improving our products’ contribution margin, we achieved a CAGR of 79% since 2016 and delivered positive adjusted EBITDA in the second quarter of 2020 (and for the calendar year 2020). Building on this strong organic track record and proof that we could scale revenue efficiently through our platform, we accelerated our M&A strategy with confidence. To that end, we have acquired over $150 million in revenue since the third quarter of 2020 while absorbing minimal fixed costs from those acquisitions. We continue to reinvest portions of the cash flow generated by new acquisitions into all parts of our business as we believe the opportunity to grow and scale our Company on a global scale is paramount to delivering long-term value to shareholders.

M&A Diligence and Governance. We have a comprehensive approach to M&A and due diligence and stand behind our robust process for our acquisitions, which have continued to perform within our projected financial ranges and metrics. We conduct extensive financial, legal and other due diligence, including background checks, on our targets. Although we identified the historical legal concerns raised in the report, they were unrelated to the acquired businesses. Our focus was and continues to be on acquiring high performing businesses that offer opportunities for growth. In addition, these transactions were structured as asset purchases only and therefore the founders did not become employees of Aterian. To further limit any influence, we entered into voting agreements with the shareholders from the 9830 Macarthur LLC acquisition (“the Smash Acquisition”) and the Healing Solutions acquisition, which both require they vote their shares in accordance with the recommendations of the Company’s Board of Directors. As part of the Company’s IPO, we also entered into a voting agreement with Mr. Yaney. Mr. Yaney is neither an employee nor an affiliate of the Company.

Marketing Practices. Our mission is to create and acquire best-in-class products and brands that are available to customers across the world’s largest marketplaces. Similar to other consumer product companies, discounts, rebates, coupons and other promotions are an important part of our marketing strategy but success is predicated on much more. Success on marketplaces requires understanding of the market data, high quality sourcing, agile supply chain, digital marketing expertise and strong customer service. Our investment in technology is designed to streamline each of these moving parts efficiently. Aterian’s product launch strategy includes discounts, rebates, sweepstakes and promotions on social media and other channels. Our 2020 spend on promotions and discounts was approximately equal to 3.5% of the Company’s net revenue.

Required Audited Financials for the Smash Acquisition. As it relates to the Smash Acquisition, the Company expects to file the audited financial statements and required pro-forma disclosures on Form 8-K/A with the Securities Exchange Commission on or before May 21, 2021. The Company anticipates the audited results to be in line with the previously disclosed financial results for the Smash Acquisition.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 12 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our prospects, technology and strategies and expectations regarding the audited and pro forma financial statements for the Smash Acquisition.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, those related to the impact of the COVID-19 pandemic including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; auditing delays; our supply chain including sourcing, manufacturing, warehousing and fulfillment, including with respect to existing disruptions we are experiencing due to the COVID- 19 pandemic; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, our ability to successfully complete PPE transactions; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate any such companies and technologies with our business; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

Media Contact:

Andrew Blecher

Communications

andrew@aterian.io